Exhibit 10.1
THIS NOTE IS SUBORDINATED PURSUANT TO, AND SUBJECT TO THE TERMS AND CONDITIONS OF, THE SUBORDINATION AGREEMENT (AS DEFINED BELOW)
SUBORDINATED PROMISSORY NOTE

$8,226,278	Englewood Cliffs, New Jersey April 29, 2008
     FOR VALUE RECEIVED, ASTA FUNDING, INC., a Delaware corporation (“Maker”), promises to pay to the order of ASTA GROUP, INC., a Delaware corporation, (“Holder”), the principal sum of EIGHT MILLION TWO HUNDRED TWENTY SIX THOUSAND TWO HUNDRED SEVENTY EIGHT and 00/100 DOLLARS ($8,226,278) together with interest calculated at the rate, and in the manner, set forth below until paid in full:
     1. Interest. All amounts due under this promissory note (the “Note”) to Holder shall bear interest at a fixed interest rate per annum equal to SIX and ONE QUARTER PERCENT (6.25%). Interest shall be calculated on the basis of a 365 day year. Interest shall accrue from the date hereof until all amounts due to Holder hereunder have been paid in full. Except as provided in Section 8 below, accrued interest hereunder shall be paid quarterly in arrears.
     2. Balloon Payment. Except as provided in the Subordination Agreement, principal hereunder shall be paid on January 9, 2010, at which time all accrued and unpaid principal and interest under this Note shall be paid in full. All payments shall be made at the address of Holder stated in Section 3 below, or at such other place as Holder may designate by notice from time to time. This Note may be prepaid in whole or in part at any time, and without premium or penalty, at the election of Maker.
     3. Place and Manner of Payment. Payments under this Note are to be made in United States currency in immediately available funds at 210 Sylvan Avenue, Englewood Cliffs, New Jersey, or at such other location designated by Maker in writing.
     4. Events of Default. Any of the following events or conditions shall, at the option of Holder, constitute an “Event of Default” under this Note:

          4.1 Payments. Any failure to pay any principal, or interest when due under this Note, which is not cured within thirty (30) days of written notice from the Holder; or
          4.2 Insolvency. Any filing of a petition by or against Maker under any bankruptcy or insolvency law or an assignment by Maker of any property or assets for the benefit of creditors;
          4.3 Senior Debt Event of Default. The occurrence of any “Event of Default” as defined in the "Senior Loan Agreement”, provided that the same shall be automatically deemed waived and/or cured if and to the extent such Event of Default under the Senior Loan Agreement is cured and/or waived in accordance with the terms of the Senior Loan Agreement; or
          4.4 Change in Control. Gary Stern and/or Arthur Stern, any of their immediate family members, trusts for the benefit of any of the foregoing, entities controlled by any of the foregoing, or any affiliates of any of the foregoing, fail to be in control of Asta.  For the purposes of this provision, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.
     5. Remedies. Except as provided in the Subordination Agreement, upon the occurrence of any Event of Default, Holder may, at its option, exercise any rights and remedies available under this Note or otherwise available at law or in equity. Holder may exercise its rights and remedies in any order and combination in Holder’s absolute discretion. Holder’s delay or failure to exercise any available right or remedy shall not impair any such right or remedy, nor shall it be construed to be a forbearance or waiver.
     6. Surrender of Promissory Note. Holder agrees that upon the payment in full of all amounts owing under this Note as provided herein, Holder shall return this Note to Maker marked as paid in full.
     7. Waivers of Presentment, Etc. Maker hereby irrevocably waives presentment, demand for payment, protest, notice of protest and notice of dishonor of this Note.
     8. Subordination Agreement. This Note is subordinated pursuant to, and is subject to the terms of, the Subordination Agreement of this same date among Holder, Maker and Israel Discount Bank of New York, in its capacity as lender and agent under the [Senior Loan Agreement] (the “Subordination Agreement”).
     9. Choice of Law. This Note, and all matters arising directly or indirectly herefrom, shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without reference to the choice of law or conflicts of law principles thereof.
     10. Waiver of Jury Trial. Maker hereby waives its right to a trial by jury in any action arising hereunder, and Holder, by accepting this Note, hereby waives its right to a trial by jury in any action arising hereunder.

     IN WITNESS WHEREOF, Maker has executed this Note on the date first written above.

ASTA FUNDING, INC.
By:	/s/ Cameron Williams
Cameron Williams, Chief Operating Officer

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